[LOGO]

                                                11200 Richmond Avenue, Suite 400
                                                            Houston, Texas 77082








                                  April 4, 2003


Dear Stockholder:

       You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the "Meeting") of SEACOR SMIT Inc. (the "Company"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Wednesday, May 14, 2003 at 10:00 a.m., local time. All holders of record of the Company's outstanding common stock at the close of business on March 21, 2003 will be entitled to vote at the Meeting.

       Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

       Whether or not you expect to attend the Meeting and regardless of the number of shares of SEACOR common stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy in the postage-paid, self-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

       We hope that you will be able to attend and look forward to seeing you at the Meeting.

                                           Sincerely,


                                           /s/ Charles Fabrikant
                                           Charles Fabrikant
                                           Chairman of the Board

{LOGO]

                                                11200 Richmond Avenue, Suite 400
                                                            Houston, Texas 77082



                                SEACOR SMIT INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2003

                                ----------------


                                                  April 4, 2003


To Our Stockholders:

       The Annual Meeting of Stockholders (the "Meeting") of SEACOR SMIT Inc. (the "Company") will be held on Wednesday, May 14, 2003, at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, for the following purposes:

       1. To elect nine directors to serve until the 2004 Annual Meeting of Stockholders. Please see page 8.

       2. To approve the SEACOR SMIT Inc. 2003 Non-Employee Director Share Incentive Plan. Please see page 21.

       3. To approve the SEACOR SMIT Inc. 2003 Share Incentive Plan. Please see page 26.

       4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. Please see page 34.

       5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

       Only holders of record of SEACOR common stock at the close of business on March 21, 2003 will be entitled to notice of and to vote at the Meeting. YOUR VOTE IS VERY IMPORTANT! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

                                        For the Board of Directors


                                        /s/ Randall Blank
                                        Randall Blank
                                        Secretary

                                SEACOR SMIT INC.

                        11200 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77082

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 14, 2003


                 SOLICITATION OF PROXIES, VOTING AND REVOCATION


GENERAL

       This Proxy Statement and the enclosed proxy are being furnished to holders of record of the common stock, $.01 par value per share (the "Common Stock"), of SEACOR SMIT Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, May 14, 2003 and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 7, 2003.

VOTING

       The Board of Directors has fixed the close of business on March 21, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. Attendance at the Meeting, in person or represented by proxy, by the holders of record of a majority of all shares of Common Stock issued, outstanding, and entitled to vote constitutes a quorum. As of the Record Date, there were 40,000,000 shares of Common Stock authorized, of which 19,658,146 were issued and outstanding. The Company has no other voting securities issued or outstanding.

       A list of the Company's stockholders as of the Record Date will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at the offices of the Company, 11200 Richmond Avenue, Houston, Texas 77042.

       Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies that are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will count towards the determination of a quorum at the Meeting but will have the effect of votes "Against" a proposal, and will have no effect on votes counted in connection with director elections. If instructions are not given, proxies will be voted FOR election as a director of each of management's nominees named under "Proposal No. 1 - Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy; FOR Proposal No. 2, "Approval of the 2003 Non-Employee Director Share Incentive Plan" in this Proxy Statement and listed under Item 2 of the enclosed proxy; FOR Proposal No. 3, "Approval of the SEACOR SMIT Inc. 2003 Share Incentive Plan" in this Proxy Statement and listed under Item 3 of the enclosed proxy; and FOR Proposal No. 4, "Ratification of Appointment of Independent Auditors" in this Proxy Statement and listed under Item 4 of the enclosed proxy. If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for the stockholder.

       As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

REVOCATION OF PROXIES

       A stockholder who so desires may revoke such stockholder's proxy at any time before it is exercised at the Meeting by: (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

SOLICITATION EXPENSES

       The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means. The Company has hired the Altman Group, Inc. to distribute and solicit proxies, and will pay the Altman Group, Inc. a fee of $5,000 for these services, plus reimbursement for certain additional out-of-pocket disbursements and expenses.

       Nominees have been requested to forward proxy solicitation materials to their customers, and such Nominees will be reimbursed for their reasonable out-of-pocket expenses.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (16 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of the most recent practicable date.

                                                      AMOUNT AND NATURE OF                  PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP(2)                   CLASS
----------------------------------------             -----------------------                -------------
Charles Fabrikant (3)                                        959,532                             4.7%

Randall Blank (4)                                             82,878                              *

Dick Fagerstal (5)                                            49,460                              *

Alice N. Gran (6)                                             12,826                              *

Rodney Lenthall(7)                                            18,667                              *

James A. F. Cowderoy                                          48,832                              *

Pierre de Demandolx (8)                                        9,000                              *

Richard M. Fairbanks, III (9)                                 36,000                              *

Michael E. Gellert (10)                                      389,262                             2.0%

John C. Hadjipateras (11)                                      8,600                              *

Oivind Lorentzen (12)                                          3,000                              *

Andrew R. Morse (13)                                          33,031                              *

Stephen Stamas (14)                                           10,500                              *

AXA Financial, Inc. (15)
1290 Avenue of the Americas
New York, New York  10104                                  1,183,964                             5.9%

Baron Capital Group, Inc. (16)
767 Fifth Avenue
New York, New York 10153                                   2,419,700                            12.1%

Citigroup Inc. (17)
399 Park Avenue
New York, New York 10022                                   1,000,158                             5.0%

Dimensional Fund Advisors Inc. (18)
1299 Ocean Avenue
Santa Monica, California 90401                             1,147,550                             5.8%

Porter Felleman (19)
666 Fifth Avenue
New York, New York 10103                                   1,005,900                             5.0%

T. Rowe Price Associates, Inc. (20)                        1,509,050                             7.6%
100 East Pratt Street
Baltimore, Maryland 21202

All directors and executive officers as a group
(16 persons)                                               1,716,184                             8.5%


----------
* Less than 1.0%.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR SMIT Inc., 11200 Richmond Avenue, Suite 400, Houston, Texas 77082.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days after the date of this Proxy Statement.

(3) Includes 503,221 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation ("FIC"), of which he is President, the record owner of 372,727 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust, of which he is the trustee, the record owner of 19,680 shares of Common Stock, (iii) the E Trust, of which he is Trustee, the record owner of 3,789 shares of common stock, (iv) the H Trust, of which he is trustee, the record owner of 3,789 shares of common stock and
       (v) VSS Holding Corporation ("VSS Holdings"), of which he is President and sole stockholder, the record owner of 103,236 shares of common stock. Also includes 296,251 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 53,000 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4) Includes 50,084 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 7,866 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5) Includes 39,550 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 9,500 shares of restricted stock over which Mr. Fagerstal exercises sole voting power.

(6) Includes 3,937 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 1,999 shares of restricted stock over which Ms. Gran exercises sole voting power.

(7) Includes 15,667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 1,000 shares of restricted stock over which Mr. Lenthall exercises sole voting power.

(8) Includes 9,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors (the "2000 Non-Employee Director Plan").

(9) Includes 9,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Non-Employee Director Plan.

(10) Includes 380,262 shares of Common Stock owned by Windcrest Partners, L.P., of which Mr. Gellert is one of two general partners, and 9,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Non-Employee Director Plan.

(11) Includes 2,000 shares of Common Stock which Mr. Hadjipateras may be deemed to own through a trust held for his children of which he is the trustee, and 600 shares of Common Stock owned by his daughter of which he is custodian until her 21st birthday. Also includes 6,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Non-Employee Director Plan.

(12) Includes 3,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Non-Employee Director Plan.

(13) Includes 9,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Non-Employee Director Plan.

(14) Includes 9,000 shares of Common Stock issuable upon exercise of options issued pursuant to the 2000 Non-Employee Director Plan.

(15) According to a Schedule 13G filed jointly on February 12, 2003 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, as a group and AXA and AXA Financial, Inc. (collectively, "AXA"), AXA beneficially owns 1,183,964 shares of Common Stock. AXA reported sole voting power for 910,121 shares, shared voting power for 4,875 shares, sole dispositive power for 860,164 shares and shared dispositive power for 323,800 shares. AXA disclaims beneficial ownership of all reported shares.

(16) According to a Schedule 13G filed jointly on February 13, 2003 by Baron Capital Group, Inc. ("BCG"), Ronald Baron ("Baron"), BAMCO, Inc. ("BAMCO"), Baron Asset Fund ("BAF"), and Baron Capital Management, Inc. ("BCM"): (1) BCG and Baron share beneficial ownership of 2,419,700 shares, and have shared dispositive and voting power with respect to such shares; (2) BAMCO beneficially owns 2,008,000 shares and has shared dispositive and voting power with respect to such shares; (3) BCM beneficially owns 411,200 shares, and has shared dispositive and voting power with respect to such shares; and (4) BAF has beneficial ownership of 1,500,000 shares and shared dispositive and voting power with respect to such shares. BCG and Baron disclaim beneficial ownership of shares held by their respective controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. BAMCO and BCM are subsidiaries of BCG, BAF is an investment advisory client of BAMCO, and Baron owns a controlling interest in BCG.

(17) According to a Schedule 13G filed on February 10, 2003 by Dimensional Fund Advisors Inc. ("Dimensional Fund Advisors"), Dimensional Fund Advisors has sole voting and dispositive power with respect to such shares, but disclaims beneficial ownership of such shares.

(18) According to a Schedule 13G filed jointly on February 12, 2003 by Citigroup Inc. ("Citigroup") and Salomon Smith Barney Holdings Inc. ("SSB"), Citigroup beneficially owns 1,015,158 shares, which includes 1,000,158 shares beneficially owned by SSB, a wholly owned subsidiary of Citigroup. Each of Citigroup and SSB reports shared voting and dispositive rights with respect to the shares beneficially owned by such reporting person.

(19) According to a Schedule 13G filed jointly on February 19, 2003 by A. Alex Porter ("Porter") and Paul Orlin ("Orlin"), Porter and Orlin share voting and dispositive power with respect to such shares, but disclaim beneficial ownership of such shares.

(20) According to a Schedule 13G filed on February 14, 2003 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), T. Rowe Price has sole voting power with respect to 283,750 shares and sole dispositive power with respect to 1,509,050 shares. According to such Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote securities. T. Rowe Price expressly disclaims beneficial ownership of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

       Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required for such reporting persons, the Company believes that during the 2002 fiscal year all Section 16(a) filing requirements were satisfied.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

       Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

       Pursuant to the Company's Amended and Restated By-laws currently in effect (the "By-laws"), the number of directors constituting the Board shall be no less than five nor more than eleven, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at nine members. The By-laws provide that directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, nine directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

       Set forth below is certain biographical information with respect to each nominee for director:

NAME                              AGE             PRINCIPAL OCCUPATION                                   DIRECTOR SINCE
-----------------------------------------------------------------------------------------------------------------------
Charles Fabrikant                  58    Chairman of the Board, President and                            December 1989
                                         Chief Executive Officer of the Company

Andrew R. Morse (1)                57    Senior Vice President of UBS PaineWebber Inc.                       June 1998

Michael E. Gellert (2)             71    General Partner of Windcrest Partners, LP                       December 1989

Stephen Stamas (1)                 72    Retired; former Vice President of Exxon Corporation             December 1992

Richard M. Fairbanks, III (2)      62    Counselor, Center for Strategic and International                  April 1993
                                         Studies

Pierre de Demandolx                62    Managing Director, Petroleum Development &                         April 1994
                                         Diversification Ltd.

John C. Hadjipateras(1)            52    President, Eagle Ocean Inc.                                         July 2000

Oivind Lorentzen(2)                52    President, Northern Navigation International Ltd.                 August 2001

James A. F. Cowderoy               43    Chairman, Harrisons (Clyde) Ltd.                                  August 2001

----------
(1)    Member of the Stock Option and Executive Compensation Committee.
(2)    Member of the Audit Committee.

       Charles Fabrikant is Chairman of the Board and has been a director of SEACOR and several of its subsidiaries since 1989. Mr. Fabrikant is also a counselor to the Washington, D.C.-based Center for Strategic and International Studies, of which he is a member of the Center's Steering Commission guiding its Committee for Enterprise Solutions to Environmental Problems. He is also President of Fabrikant International Corporation ("FIC"), a privately owned corporation engaged in marine operations and investments. FIC may be deemed an affiliate of the Company. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

       Andrew R. Morse has been Senior Vice President - Investments at the Morse Group at UBS PaineWebber, Inc., a New York-based investment banking firm, since October 2001. Mr. Morse was Senior Vice President - Investments of Salomon Smith Barney Inc. of New York, an investment banking firm, and Smith Barney Inc., its predecessor, from March 1993 to October 2001. Mr. Morse sits on numerous philanthropic boards.

       Michael E. Gellert has been one of two general partners of Windcrest Partners, L.P., a New York-based investment partnership, for more than the past five years. Mr. Gellert is currently a director of the following public corporations: Six Flags, Inc.; Devon Energy Corp.; Humana Inc.; High Speed Access Corp.; Smith Barney World Funds, Inc.; Travelers Series Fund, Inc.; and Dalet Technologies. Additionally, Mr. Gellert serves as a member of the Putnam Trust Company Advisory Board to the Bank of New York.

       Stephen Stamas formerly served as the Chairman of The American Assembly of Columbia University, a New York-based not-for-profit organization involved in the study of public affairs, from 1987 until March 2003. Mr. Stamas was the Chairman of the New York Philharmonic from 1989 until 1996 and Vice Chairman of the Rockefeller University from 1995 until November 1999. He is Chairman Emeritus and a director of the Greenwall Foundation. From 1973 to 1986, he served as Corporate Vice President of Exxon Corporation.

       Richard M. Fairbanks, III has been a Counselor at the Center for Strategic and International Studies, a Washington, D.C.-based research organization, since April 2000, where he served as Managing Director for Domestic and International Issues from 1994 until April 1999, and President and Chief Executive Officer from May 1999 to April 2000. Mr. Fairbanks was the Managing Partner of the Washington, D.C. office of Paul, Hastings, Janofsky & Walker (a law partnership) from 1985 to 1992, when he became Senior Counsel, a position he held until 1994. Mr. Fairbanks is also a director of Hercules Inc., GATX Corporation, and SPACEHAB, Inc.. He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court.

       Pierre de Demandolx has been the Managing Director of Petroleum Development and Diversification, a London-based consulting agency, since April 1999. From 1995 until September 2001, Mr. de Demandolx was also a director of Compagnie Nationale de Navigation ("CNN"), a Paris-based public shipping company owned by Compagnie Maritime Belge. From 1997 to 1999, Mr. de Demandolx was the general partner of DPM Conseil, a Paris-based shipping and energy consulting company. Mr. de Demandolx was the Chief Executive Officer of CNN from September 1990 to June 1996. From 1996 until October 1997, Mr. de Demandolx was the Chairman of the Board of Heli-Union, a Paris-based helicopter transportation company. From 1986 to 1996, Mr. de Demandolx was Chairman and is currently a Director of Feronia International Shipping, a Paris-based shipping company, now named SEACOR Marine (West Africa) SAS.

       John C. Hadjipateras founded Eagle Ocean Inc., a Stamford, Connecticut-based marine transportation agency concentrating in vessel sales and purchases, chartering, insurance and finance, and has served as its President since its inception in 1980. He is also Managing Director of Eagle Financial Partners, LLC, a venture capital management company founded in 1998, and was Managing Director of Peninsular Maritime Ltd. a shipbrokerage firm, from 1972 until 1993. From 1974 until 1999, Mr. Hadjipateras was a Council member of INTERTANKO, the International Association of Independent Tanker Owners. From 1985 until 1989 he was a Board

Member of the Greek Shipping Co-operation Committee, and is currently a Director of KIDSCAPE LTD., and a Member of the Board of Advisors to the Faculty of Language and Linguistics of Georgetown University.

       Since 1990, Oivind Lorentzen has been the President of the Northern Navigation Group, a Greenwich, Connecticut-based investment and ship owning company concentrating in specialized transportation and structured finance. From 1979 to 1990 Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and currently sits on its Board of Directors. Mr. Lorentzen is also a director of Blue Danube Inc.. Mr. Lorentzen is a member of the Council of Foreign Relations and its Task Force on Brazil, the President of the Norwegian-American Chamber of Commerce Inc., and Trustee of the American Scandinavian Foundation and International House.

       James A. F. Cowderoy has been the Chairman of Harrisons (Clyde) Ltd., a Glasgow-based ship owning and ship management company, since May 2002. Mr. Cowderoy formerly served as Managing Director of SEACOR International Ltd., a subsidiary of the Company, from May 2001 until April 2002. Mr. Cowderoy was Managing Director of Stirling Shipping Company Ltd., a private offshore shipping company based in Glasgow from 1995 until its acquisition by the Company in May 2001. Mr. Cowderoy is also a director of the North of England P&I Association Ltd. and Marine Shipping Mutual Insurance Company Ltd..

       Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.


               INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
                               COMMITTEES THEREOF

MEETINGS

       During the year ended December 31, 2002, the Board held four meetings and acted by unanimous written consent on two occasions. Each director attended all meetings of the Board and all committees of the Board of which he was a member during 2002.

COMMITTEES OF THE BOARD

AUDIT COMMITTEE

       The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors, and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

       The Audit Committee held three meetings during the last fiscal year. The Board of Directors adopted a charter for the Audit Committee on June 14, 2000 which sets forth the Committee's responsibilities. The Board of Directors has determined that all members of the Audit Committee are "independent" under the rules of the New York Stock Exchange currently applicable to the Company.

                             AUDIT COMMITTEE REPORT

       The Audit Committee's principal functions are to annually review and reassess the adequacy of its charter, to review the engagement of a firm of independent public accountants including the firm's qualifications and independence, to review with management and the independent public accountants the Company's annual and quarterly financial statements, to review with management the Company's major financial risk exposures, to review changes to the Company's significant auditing and accounting principles and practices, to consult with our independent public accountants regarding the firm's internal quality-control procedures and the procedures for the Company's financial reporting processes, to review the significant reports prepared by the internal auditor and to assist the Board of Directors in monitoring compliance with legal and regulatory requirements.

       The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange.

       In connection with the Company's consolidated financial statements for the year ended December 31, 2002, the Audit Committee has:

       o reviewed and discussed the audited financial statements with management;

       o resolved to discharge Arthur Andersen LLP as the Company's independent public accountants and approved the appointment of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ended December 31, 2002;

       o discussed with the Company's independent public accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended; and

       o received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with the independent public accountants their independence.

       Based on the review and discussions with the Company's management and independent public accountants, as set forth above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

       Respectfully submitted by the Audit Committee.

              Michael E. Gellert
              Richard M. Fairbanks, III
              Oivind Lorentzen

       THE FOREGOING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OR REFERENCE TO THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE SECURITIES EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THOSE ACTS.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE

       The Stock Option and Executive Compensation Committee is responsible, subject to the general terms and provisions of the SEACOR SMIT Inc. 1996 Share Incentive Plan (the "1996 Share Incentive Plan"), for the administration and award of restricted stock and stock options under such plan. In addition, in January 1993, the Board delegated to the committee responsibility for all matters relating to the determination and award of executive compensation. Messrs. Stamas, Morse, and Hadjipateras, all of whom are "Non-Employee Directors" within the meaning of Rule 16b-3(b) under the Exchange Act with respect to the 1996 Share Incentive Plan, serve as members of the Stock Option and Executive Compensation Committee. The Stock Option and Executive Compensation Committee met on two occasions and acted by unanimous written consent on four occasions during 2002.

NOMINATING COMMITTEE

       The Company does not maintain a Nominating Committee. See "Other Matters
- Stockholder Nomination of Directors" below for a description of the procedures to be followed by stockholders in submitting recommendations for nominations of Directors.

COMPENSATION OF DIRECTORS

       Directors of the Company who are officers receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company receive an annual retainer of $15,000 and $1,500 for every regular Board and Committee meeting, respectively, that they attend.

       Under the 2000 Non-Employee Director Plan, Directors who are not employees of the Company or a subsidiary are, each year through the 2004 Annual Meeting of Stockholders, granted an option to purchase 3,000 shares of Common Stock, subject to adjustment. The exercise price of the options granted is the fair market value per share of the Common Stock on the date of grant. The 2000 Non-Employee Director Plan is administered by the Board of Directors or a committee designated by the Board. Options granted under the 2000 Non-Employee Director Plan become exercisable upon the earlier to occur of the first anniversary of the date of grant or the first annual meeting of the Company's stockholders after the date of grant, and remain exercisable for up to ten years. Subject to certain exceptions, if a Non-Employee Director's service as a Director is terminated, his or her options that are not then exercisable will terminate. Exercisable options may, generally, be exercised for a specified time after termination. In the event of a "Change in Control of the Company" (as defined in the 2000 Non-Employee Director Plan), vesting of all outstanding options granted under the 2000 Non-Employee Director Plan will be accelerated. If the SEACOR SMIT Inc. 2003 Non-Employee Director Share Incentive Plan (described below) is approved by stockholders at the Meeting, no further awards will be made to non-employee directors under applicable provisions of the 2000 Non-Employee Director Plan, which will be terminated.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") in respect of the fiscal year ended December 31, 2002. All option and restricted stock grants described in the table below and related footnotes as having been made prior to June 15, 2000 have been adjusted to give effect to a three-for-two stock split on such date.

                                        ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                              --------------------------------------      -------------------------------------------------------
                                                                                                  NUMBER OF
                                                                                                  SECURITIES          ALL OTHER
                                                                          RESTRICTED STOCK        UNDERLYING         COMPENSATION
        POSITION(S)           YEAR        SALARY ($)    BONUS ($)(1)        AWARDS ($)(2)       OPTIONS (#)(3)          ($)(4)
        -----------           ----        ----------    ------------        -------------       --------------          ------
Charles Fabrikant, (5)
Chairman of the Board,        2002         525,000       1,250,000            1,459,500             30,000               5,500
President, and Chief          2001         525,000         750,000            1,000,270             50,000               5,100
Executive Officer             2000         500,000         600,000            1,184,500             25,000               5,250

Randall Blank, (6)
Chief Financial Officer,      2002         335,000         350,000              216,840              7,500               5,500
Executive Vice President,     2001         335,000         175,000              226,148              7,500               5,100
and Secretary                 2000         325,000         125,000              216,300              5,000               5,250

Dick Fagerstal, (7)
Sr. Vice President,           2002         250,000         265,000              271,050             10,000               5,500
Corporate Development         2001         235,000         165,000              195,705              3,000               5,100
and Treasurer                 2000         200,000         165,000              231,750                  -               5,250

Alice Gran, (8)               2002         235,000          80,000               62,550              1,500              11,900
Vice President                2001         235,000         120,000               43,490              1,000              12,000
and General Counsel           2000         200,000          60,000               25,750                  -               8,900

Rodney Lenthall, (9)
Vice President and
President,                    2002         288,774               -                    -              1,500                   -
International Division        2001         211,638               -                    -              2,000                   -

----------
(1) Sixty percent (60%) of the bonus is paid at the time of the award and the remaining forty percent (40%) is paid in two equal annual installments one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company.

(2) The value indicated is based on the number of shares awarded and the stock price on the issuance date. The Company provided to the Named Executive Officers three types of Restricted Stock Awards. Each award of Three-Year Restricted Stock ("Three-Year Stock") vests in three equal annual installments, commencing on the first anniversary of the date of award. Each award of One-Year Restricted Stock ("One-Year Stock") vests approximately one year from the date of the award. Each award of Five-Year Restricted Stock ("Five-Year Stock") vests in five equal annual installments commencing on the first anniversary of the date of the award. Each type of restricted stock vests immediately upon the death, disability, termination "without cause" of the employee, or the occurrence of a "change-in-control" of the Company. If cash dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(3) Stock option grants include options granted (or which the Company has agreed to grant in installments during 2003) on January 15, 2003 and February 5, 2003 for a combined total of 50,000 shares of Common Stock in respect of the fiscal year ended 2002, all to be issued under the 1996 Share Incentive Plan. None of these stock options are exercisable prior to January 15, 2004 and all of these stock options expire not later than January 15, 2013. The Company's agreement to grant options with respect to 23,750 shares of Common Stock to certain of the Named Executive Officers is subject to approval by the stockholders of the 2003 Share Incentive Plan.

(4) "All Other Compensation" includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Fabrikant, Blank, and Fagerstal and Ms. Gran under the SEACOR Savings Plan, a defined contribution plan established by the Company effective July 1, 1994 which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of Ms. Gran, such amount includes $6,400 for the approximate amount paid for fiscal year 2002 under a defined contribution retirement plan paid by a United Kingdom subsidiary of the Company.

(5) Mr. Fabrikant was granted restricted stock awards as follows: for 2002, 30,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 5,000 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; for 2001, 18,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002 and 5,000 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002; and for 2000, 18,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001 and 5,000 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001. At December 31, 2002, Mr. Fabrikant held 36,500 shares of restricted stock having a value of $1,624,250 based upon a closing price of $44.50 per share of Common Stock on December 31, 2002.

(6) Mr. Blank was granted restricted stock awards as follows: For 2002, 3,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 2,200 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; for 2001, 3,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 2,200 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002; and for 2000, 2,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001 and 2,200 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001. At December 31, 2002, Mr. Blank held 7,033 shares of restricted stock having a value of $312,969 based upon a closing price of $44.50 per share of Common Stock on December 31, 2002.

(7) Mr. Fagerstal was granted restricted stock awards as follows: For 2002, 5,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; for 2001, 3,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002; and for 2000, 750 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001 and 750 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001. At December 31, 2002, Mr. Fagerstal held 6,750 shares of restricted stock having a value of $300,375 based upon the closing price of $44.50 per share of Common Stock on December 31, 2002.

(8) Ms. Gran was granted restricted stock awards as follows: For 2002, 1,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; for 2001, 500 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 500 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002; and for 2000, 500 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001. At December 31, 2002, Ms. Gran held 1,483 shares of restricted stock having a value of $65,994 based upon a closing price of $44.50 per share of Common Stock on December 31, 2002.

(9) Mr. Lenthall joined the Company January 1, 2001. His compensation for 2002 was $288,774, based on the exchange rate for Pounds Sterling in effect at 2001 year end. Mr. Lenthall was granted restricted stock awards of 3,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 14, 2001. At December 31, 2002, Mr. Lenthall held 1,000 shares of restricted stock having a value of $44,500 based upon a closing price of $44.50 per share of Common Stock on December 31, 2002.

STOCK OPTIONS

       On April 18, 1996, the Company's stockholders adopted the 1996 Share Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance awards and stock units to officers and key employees of the Company. The 1996 Share Incentive Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each option or share granted to an officer or employee must be evidenced by an agreement (an "Option Agreement", or a "Restricted Stock Agreement", respectively) containing terms and provisions established by the Committee in accordance with the 1996 Share Incentive Plan.

OPTION GRANTS IN 2002

       The Company did not grant options during the fiscal year ended 2002 to the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

       The following table sets forth certain information with respect to the value of the options outstanding at year-end based on a December 31, 2002 closing price of the Company's Common Stock of $44.50 per share. Options issued in 2003 in respect of 2002 performance are NOT included in this table.

                                                                                                        Value of Unexercised
                                                                        Number of Securities          In-the-Money Options at
                                                                       Underlying Unexercised           Fiscal Year-End ($)
                           Shares Acquired on        Value         Options at Fiscal Year-End (#)           Exercisable/
Name                          Exercise (#)        Realized ($)        Exercisable/Unexercisable            Unexercisable
----------------------     ------------------     ------------     ------------------------------     -----------------------
Charles Fabrikant               102,917            3,313,588              296,251 / 67,499              7,084,791 / 342,082
Randall Blank                    22,966             604,235                45,917 / 10,833                919,187 / 49,625
Dick Fagerstal                     -                   -                   39,550 / 2,000                 534,238 / 6,350
Alice Gran                         -                   -                    3,437 / 1,166                  46,005 / 8,865
Rodney Lenthall                    -                   -                   10,667 / 6,333                 137,118 / 71,732


EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

       The Company has no employment contracts or formal remuneration arrangements with any of the Named Executive Officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CHILES MANAGEMENT SERVICES AGREEMENT AND MERGER

       Prior to the merger of Chiles Offshore Inc. ("Chiles") with and into a subsidiary of ENSCO International Incorporated ("ENSCO") on August 7, 2002, (the "Chiles Merger"), SEACOR Offshore Rigs Inc. ("SEACOR Rigs"), which is a wholly owned subsidiary of the Company, owned approximately 23.8% of Chiles' common stock. Dick Fagerstal, the Company's Senior Vice President, Corporate Development and Treasurer, served as Senior Vice President, Chief Financial Officer, Secretary and a Director of Chiles. The Company and Chiles entered into a Management and Administrative Services Agreement, dated as of February 27, 1998, (the "Management Services Agreement"), pursuant to which the Company agreed to continue to perform certain administrative and technical services on Chiles' behalf, including providing the services of Mr. Fagerstal, as well as general management and financial services, including periodic advice and consultation in connection with corporate, legal, finance and other matters that may be required for Chiles' day-to-day operations. Under this agreement, Chiles agreed to pay a fee to the Company not to exceed $15,000 per month for the services of Mr. Fagerstal plus such other fees for services of others not to exceed the reasonable value thereof and to reimburse the Company for all out-of-pocket expenses related to the provision of such services. The fees charged by the Company for such services rendered under the Management Services Agreement are competitive with rates that would be charged by outside non-related parties. In addition, Chiles agreed to indemnify the Company for claims and damages arising from its provision of services under the Management Services Agreement, unless due to the gross negligence or willful misconduct of the Company. Under this agreement, Chiles paid the Company approximately $2.0 million for the year ending December 31, 2002 for services provided. The Management Services Agreement was terminated on August 7, 2002, in connection with the Chiles Merger.

       Pursuant to a separate agreement with the Company, in connection with the delivery of the jackup rig Chiles Discovery in February 2002, Chiles paid the Company a commission of $1 million. In 2002, Chiles also paid the Company approximately $65,000 for services provided by one of its offshore marine vessels during 2001.

THE STIRLING ACQUISITION AND RELATED TRANSACTIONS

       On May 4, 2001, the Company acquired all of the outstanding share capital of Stirling Shipping Holdings Limited ("Stirling") from the shareholders of Stirling (the "Stirling Acquisition"), including James Cowderoy, who subsequently became a Director of the Company in connection with this transaction, and members of his immediate family.

       In connection with the Stirling Acquisition, the Company entered into a Ship Management and Administrative Services Agreements, a Novation Agreement and certain related agreements with Harrisons (Clyde) Limited and affiliated entities (each a "Harrisons Entity", and, collectively "Harrisons") as described below. Mr. Cowderoy is Chairman of Harrisons, and he and his immediate family own an aggregate 66% interest in Harrisons. All prices set forth below are denominated in U.S. dollars based on the exchange rate in effect on May 4, 2001, the closing date of the Stirling Acquisition.

       SHIPMANAGEMENT AND ADMINISTRATIVE SERVICES. Pursuant to the Ship Management and Administrative Services Agreements, a Company subsidiary provided a Harrisons Entity with operation management and administrative services for an aggregate annual fee of (pound)62,219 ($89,357) in 2002. These agreements were terminated, effective July 31, 2002.

       NOVATION AGREEMENT AND RELATED AGREEMENT. Pursuant to a Novation Agreement with a Harrisons Entity and a third party, a Company subsidiary assigned all of its rights to the Harrisons Entity, and the Harrisons Entity undertook all of the Company's subsidiary's obligations under certain contracts originally with Stirling, but relating to assets not acquired in the Stirling

Acquisition (the "Contracts"). The Company also entered into an agreement with the third party pursuant to which the Company's subsidiary guaranteed performance by the Harrisons Entity of its obligations under the Contracts, and the Harrisons Entity agreed to indemnify the Company's subsidiary from any liabilities under it its guarantee. In consideration for this guarantee, the Harrisons Entity paid to the Company's subsidiary a guarantee fee of (pound)25,000 ($35,988) in 2002. A rebate of (pound)23,562 ($33,839) was paid to
Harrisons by the Company subsidiary to reflect the termination of the guarantee, effective May 23, 2002.

       LEASE AGREEMENT. A subsidiary of the Company was party to a lease agreement entered into by a Stirling subsidiary with Woodside Crescent Limited as lessor, prior to the Stirling Acquisition, in respect of office space in Glasgow, Scotland. Members of Mr. Cowderoy's immediate family own Woodside Crescent Holdings Limited and its wholly-owned subsidiary, Woodside Crescent Limited. Pursuant to the lease agreement, the Company's subsidiary paid Woodside Crescent Limited rent of (pound)35,000 ($50,266) in 2002. The lease was terminated effective July 31, 2002.

       SCF TOWBOAT III. SCF Management Services Inc. ("SCF") manages eleven barges owned by SCF Towboat III, LP, a limited partnership, 14.25% of which is owned by FIC, an affiliate of Mr. Fabrikant. In connection therewith, SCF Towboat III, LP paid to SCF Management Services Inc. management fees of $12,045 in 2002.

       SCF BARGE POOLS. SCF Marine Inc. manages two barge pools. Mr. Fabrikant and FIC, FIC Barge Line Inc., VSS Holdings (each controlled by Mr. Fabrikant) and two trusts established for the benefit of Mr. Fabrikant's children own inland river barges that are operated in the SCF Barge Pool. In 2002, SCF distributed an aggregate of $433,636 to Mr. Fabrikant and these affiliates ($36,816, $168,333, $67,204, $152,466 to each of Mr. Fabrikant and FIC, FIC
Barge Line Inc., and VSS Holdings, respectively, and $4,408 to each of the trusts), net of a management fee of $86,509 paid by these parties to SCF.

       HEALTH INSURANCE. FIC provides health insurance under its plans to certain employees of the Company and is reimbursed by the Company for its actual out-of-pocket expenses. The aggregate amount of such reimbursed out-of-pocket payments was $55,746 in 2002.

       BOND PARTICIPATION. The Company participates in an investment of certain bonds that are held in the name of VSS Holdings. In 2002, in connection with this arrangement, VSS Holdings paid to SCF $4,789 as its participatory share of interest payable under the bonds and $2,337 as its participatory share of principal repayments received during the year.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Messrs. Stamas, Morse, and Hadjipateras are currently members of the Stock Option and Executive Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

       The Stock Option and Executive Compensation Committee (the "Committee") establishes and awards compensation to the Company's executive officers. The Committee is comprised entirely of independent directors who are not officers or employees of the Company.

       The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, total assets, Common Stock performance (both absolute and relative), the executive compensation programs of the Company's competitors, and each individual's responsibility for segments of income and cash flow and contribution to the execution of the Board's business philosophy. The Committee takes into consideration the prevailing level of pay for the skills the Company needs based on prevailing compensation in other industries and business sectors. The Committee also takes into account the fact that the Company has at this time no defined benefit plan or Supplemental Employee Retirement Plan for employees.

       The Company's executive compensation program consists of three central components: (1) base salary, (2) bonus awards, and (3) awards of restricted stock and stock options. Base pay for senior executives consists of cash compensation and restricted shares (if any) that vest approximately one year after the date of grant. Bonus awards consist of a cash component, 60% of which is payable in the following year for which the bonus is awarded, and 20% of which is payable annually in each of the next two succeeding years. Payment of the deferred amounts is contingent on continued employment with the Company. Restricted stock awards granted for 2002 vest over either a one-year or five-year period.

       The Committee believes making restricted stock awards subject to vesting and making the payment of deferred bonus amounts subject to continuing employment assists in the retention of award recipients. The Committee also determined to lengthen the vesting period for restricted stock from three years to five years and for options from one year to five years, in an effort to ensure that the interests of key employees are aligned with those of long-term shareholders.

       Among public offshore transportation, contract drilling and other oil service companies, the number of options granted by the Company in 2002 was among the lowest in proportion to total outstanding shares.

       Although the foregoing provides the general intent of, and guidelines used by, of the Committee in determining the compensation levels and components for the executive officers, the Committee has authority to determine all compensation matters in its sole discretion.

BASE SALARY

       On an individual basis, executive salaries are a function of the individual's background and professional training, experience, breadth of responsibilities and ability to manage a complex administrative and financial structure. The Committee believes that such salaries are consistent with companies or service groups that use such skills or engage in activities comparable to the Company's business.

BONUS AWARDS

       The bonus portion of the executive compensation package is directly related to the individual's and the Company's performance during the year for which the bonus is paid. Bonus payments are awarded at the discretion of the Committee. The Committee believes that, to the extent that the bonus awards reward the executives in a fair and equitable way and targets are appropriately set, they also provide an incentive for continued employment and enhanced performance. Performance targets are set at the beginning of the year based on the Company's annual forecasts, focusing on operating revenue, net income, return on equity, earnings before interest, taxes, depreciation and amortization (EBITDA), cash management, and the achievement of defined strategic objectives. Given, however, the Company's history of growth through mergers, acquisitions and asset purchases, along with market conditions for the offshore marine segment (which are beyond management's control), the Company's actual results can differ greatly from management's forecasts, and the Committee must re-evaluate the targets set at the beginning of the year. In 2002, operating revenue decreased 7%, and net income and earnings per share on a diluted basis decreased 34%. Return on equity was 6%. Return on stockholders' equity, while lower than the prior year, compared favorably to other companies in similar and related industries. As part of a larger study, the Committee evaluated comparative return on equity for a variety of companies directly competing with SEACOR's largest business segment, offshore marine transportation, and other companies engaged in contract drilling, shipping, and other oilfield services. The Committee believes that SEACOR's performance exceeded the average and median return on equity for each subgroup.

       The Committee's policy also is to compensate management upon completion of "liquidity events". From a strategic perspective, the most important event of 2002 was the disposition of the Company's investment in Chiles Offshore Inc. as a result of the Chiles Merger. In August 2002, the Company received $25.4 million in cash and 3,176,646 shares of ENSCO common stock, which had a market value on the date of the merger of $73.4 million.

       During 2002, the Company sold 33 vessels, and continued to upgrade its fleet primarily through new construction and the acquisition of vessels.

       The foregoing financial and operating performance of the Company was attributed by the Committee, in large part, to the efforts of the Named Executive Officers and therefore was considered when determining such persons' annual bonuses.

COMMON STOCK AWARDS AND OPTION GRANTS

       The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives for such persons to maximize value for stockholders and to create long-term management commitment to the Company. The Committee believes that such grants and awards foster a greater concern by management for the performance of the Company, both in the short and long term, which serves to align the interests of the Company's management with its stockholders. The number of shares awarded or options granted to an individual manager reflects a judgment on such person's performance to date, as well as on his or her perceived ability to influence and enhance the Company's future performance. Mr. Fabrikant was expressly recognized for his active contribution to projects adding value to the performance of the Company's fleet and enhancing returns from cash balances and the Company's investment portfolio, in addition to his leadership role in the Company's development and his ability to continue to influence the direction of the Company towards maximizing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       The determination of Mr. Fabrikant's compensation was based upon the factors described above with respect to all executive officers and, in addition, upon Mr. Fabrikant's role in organizing the Company's investment in Chiles, recognition of his contribution to Chiles' development, and success in achieving the related liquidity event. Other factors that the Committee took into account were his diverse skills, extensive experience, leadership and reputation within both the offshore marine and environmental services industries and his leadership role in the Company's strong development. Mr. Fabrikant played an instrumental role in the strategic direction of each of the Company's operating segments and the positioning of the Company's assets to take advantage of long-term growth opportunities, as well as taking day-to-day responsibility for management of the company's investment decisions.

       Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly held corporation of compensation paid to a "covered employee" in excess of $1 million per year, subject to exceptions for certain performance-based compensation. Generally, the Company's covered employees are those executive officers listed in the Summary Compensation Table above. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Committee believes that long-term stockholder value is enhanced by appropriately rewarding desirable corporate and individual performance achievements and that under existing circumstances such value may outweigh the advantages of qualifying compensation as deductible under Section 162(m). Compensation to Mr. Fabrikant in 2002 exceeded the $1 million deductibility limit of Section 162(m). This amount is not covered by any of the exceptions to Section 162(m), and thus is not deductible by the Company.

       The foregoing report is respectfully submitted by the Stock Option and Executive Compensation Committee.

                     John C. Hadjipateras
                     Andrew R. Morse
                     Stephen Stamas

                                PERFORMANCE GRAPH

       Set forth in the graph below is a comparison of the cumulative total return that a hypothetical investor would have earned assuming the investment of $100 over the five-year period commencing on December 31, 1997 in (i) the Common Stock of the Company, (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and
(iii) the Simmons Offshore Transportation Index, an index of oil service companies published by Simmons and Company, Inc. (the "Simmons Peer Index").

                                     [CHART]

                                                                         DECEMBER 31,
                              -----------------------------------------------------------------------------------------------
                                   1997             1998            1999             2000            2001          2002
                              --------------- ---------------- ---------------- -------------- --------------- --------------
SEACOR SMIT Inc.                  100.00           82.05            85.89           131.01          115.52        110.79
S&P 500                           100.00           126.67          151.40           136.05          118.31         90.66
Simmons Peer Index                100.00           46.40            47.22           80.61            75.81         76.81

                                 PROPOSAL NO. 2

               APPROVAL OF THE SEACOR SMIT INC. 2003 NON-EMPLOYEE
                          DIRECTOR SHARE INCENTIVE PLAN

       The Board is proposing for stockholder approval the SEACOR SMIT Inc. 2003 Non-Employee Director Share Incentive Plan (the "2003 Non-Employee Director Plan"). The 2003 Non-Employee Director Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors of the Company and to assist in further aligning the interests of the non-employee directors with those of its other stockholders by providing non-employee directors with opportunities to acquire shares of Common Stock. If the 2003 Non-Employee Director Plan is approved by stockholders at the Meeting, no further awards will be made to non-employee directors under applicable provisions of the 2000 Non-Employee Director Plan, which will be terminated by the Board following approval of the 2003 Non-Employee Director Plan.

       The following summary describes the material features of the 2003 Non-Employee Director Plan but is not intended to be complete, and therefore the summary is qualified in its entirety by the 2003 Non-Employee Director Plan, a copy of which is attached to this Proxy Statement as ANNEX A.

ELIGIBILITY FOR PARTICIPATION

       Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a "non-employee director") will participate in the 2003 Non-Employee Director Plan. There are currently eight non-employee directors, all of whom have been nominated for re-election at the Meeting.

TYPES OF BENEFITS

       The 2003 Non-Employee Director Plan provides for benefits in a combination of stock options and stock awards (collectively, the "Benefits").

SHARES AVAILABLE

       The maximum number of shares of Common Stock that may be delivered to non-employee directors and their beneficiaries under the 2003 Non-Employee Director Plan is 150,000 shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares covered by stock options granted under the 2003 Non-Employee Director Plan that are forfeited, cancelled, or expire are considered undelivered for the purposes of determining the maximum number of shares of Common Stock available under the 2003 Non-Employee Director Plan. If any stock option is exercised by tendering shares of Common Stock to the Company as full or partial payment in connection with the exercise of a stock option under the 2003 Non-Employee Director Plan, only the number of shares of Common Stock issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of share of Common Stock available for delivery under the 2003 Non-Employee Director Plan.

ADMINISTRATION

       The 2003 Non-Employee Director Plan will be administered by the Board or a committee of the Board (and therefore references to the Board in this summary include references to the committee). The Board may establish such rules and regulations as it deems necessary for the proper administration of the 2003 Non-Employee Director Plan, including determinations, interpretations and actions in connection with the 2003 Non-Employee Director Plan.


ANNUAL STOCK OPTIONS

       On the date of each annual meeting of stockholders of the Company during the term of the 2003 Non-Employee Director Plan (commencing with the Meeting), each non-employee director in office immediately following such annual meeting will be granted a stock option to purchase 3,000 shares of Common Stock. The exercise price per share will equal the fair market value of a share on the date of grant. The exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the non-employee director, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 2003 Non-Employee Director Plan. In determining which methods a non-employee director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

       Each stock option is exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of the Company's stockholders after, the date of grant, provided that the non-employee director continues to serve as a director of the Company on such anniversary. Prior to the first anniversary, however, a stock option will become immediately exercisable in the event of a "Change in Control" of the Company (described below), termination of the non-employee director's service as a result of disability or death. Each stock option terminates on the tenth anniversary of the date of grant unless terminated earlier under the terms of the 2003 Non-Employee Director Plan.

       If a non-employee director ceases to serve as a director of the Company (except in the case of accelerated vesting of stock options upon a non-employee director's death or disability), any outstanding stock option previously granted under the 2003 Non-Employee Director Plan will terminate and become null and void with respect to shares of Common Stock as to which such stock options are not then exercisable. Any portion of a non-employee director's stock options that are vested but have not been exercised may, subject to certain exceptions, be exercised within three months after the date of termination of service as a director in the case of termination by reason of voluntary retirement, failure of the Company to nominate such director for re-election, or failure of such director to be re-elected by stockholders after nomination by the Company, or within one year in the case of termination of service as a director by reason of death or disability.

       Stock options held by a non-employee director that have a remaining term of less than one year on the date of the non-employee director's death will automatically be extended to the first anniversary of the date of death.

ANNUAL STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS

       The 2003 Non-Employee Director Plan provides that each non-employee director will receive a grant of stock awards annually. On the date of each annual meeting of stockholders of the Company during the term of the 2003 Non-Employee Director Plan (commencing with the Meeting), each non-employee director in office immediately following such annual meeting will be granted the right to receive 500 shares of Common Stock. Such shares of Common Stock will be delivered to the non-employee director in four equal installments, with 125 shares to be delivered on the date of the annual meeting (or, in the case of the Meeting, on the date the 2003 Non-Employee Director Plan is deemed effective) and 125 shares to be delivered on the dates that are three, six, and nine months after the date of the annual meeting. If a non-employee director's service as a director terminates for any reason, any and all unvested stock awards will terminate and become null and void.

OTHER PROVISIONS

       The award of any Benefit under the 2003 Non-Employee Director Plan also may be subject to such other provisions as the Board determines appropriate.

ADJUSTMENTS AND CHANGE IN CONTROL

       The 2003 Non-Employee Director Plan contains provisions for equitable adjustment of stock options and stock awards (including any unvested stock award) in the event of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, under any such circumstances the Board has the authority to adjust, in an equitable manner, the number of shares of Common Stock that may be issued under the 2003 Non-Employee Director Plan and the number of stock options and stock awards that may be granted under the 2003 Non-Employee Director Plan.

       If there is a Change in Control (as defined in the 2003 Non-Employee Director Plan) of the Company, all outstanding stock options immediately become exercisable and all outstanding stock awards (including all unvested stock awards) immediately become vested and deliverable. In the event of a Change in Control, the Board in its discretion, may cause each outstanding stock option to terminate, and each option holder would have the right to receive the excess of the fair market value of shares of Common Stock subject to his or her stock options over its the exercise price, payable in cash or other property as determined by the Board.

NONTRANSFERABILITY

       The 2003 Non-Employee Director Plan provides that stock options may be transferred generally only by the will of the non-employee director or under applicable inheritance laws. At the discretion of the Board, a stock option may be transferred solely to the non-employee director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, subject to any restriction included in the award of the stock option.

AMENDMENTS

       The Board may amend the 2003 Non-Employee Director Plan from time to time or suspend or terminate the 2003 Non-Employee Director Plan at any time. No amendment of the 2003 Non-Employee Director Plan may be made without approval of the Company's stockholders if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The statements in the following paragraphs of the principal U.S. federal income tax consequences of the Benefits under the 2003 Non-Employee Director Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The law is technical and complex, and the discussion below represents only a general summary. The following is not be considered as tax advice to any persons who may be participants in the 2003 Non-Employee Director Plan and any such persons are advised to consult their own tax counsel.

       STOCK OPTIONS. Stock options granted under the 2003 Non-Employee Director Plan are options that do not qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). A non-employee director who receives a stock option will not recognize any taxable income upon grant. However, the non-employee director generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. As a result of Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain circumstances, the timing of income recognition may be deferred (the "Deferral Period"). Absent a written election pursuant to
Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the exercise of the option (a "Section 83(b) Election"), recognition of income by the non-employee director will be deferred until the expiration of the Deferral Period, if any. A non-employee director's tax basis in the shares of Common Stock received upon exercise of a stock option will be equal to the amount of cash paid on exercise, plus the amount of ordinary income received by such non-employee director as a result of the exercise of the stock option. The holding period for the shares of Common stock would begin just after the transfer of the shares or just after the Deferral Period, if any. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the non-employee director with respect to his or her stock option, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 280G of the Code do not apply.

       If a non-employee director exercises a stock option by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an "incentive stock option" which are delivered prior to the expiration of the holding periods specified in section 422(a) of the Code, the non-employee director will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the non-employee director's tax basis. The non-employee director, however, will be taxed as described above with respect to the exercise of the stock option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

       If the Board permits a non-employee director to transfer stock option to a member or members of the non-employee director's immediate family (or to a trust for the benefit of such persons) or other entity owned by such persons, makes such a transfer and such transfer constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors including, without limitation, whether the stock option has vested), then such transfer will be subject to federal gift tax except, generally, to the extent protected by the non-employee director's annual gift-tax exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the non-employee director's gift is the value of the stock option at the time of the gift. If the transfer of the stock option constitutes a completed gift and the non-employee director retains no interest in or power over the stock option after the transfer, the stock option generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the stock option will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the stock option while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the stock option. If the transferee exercises the stock option after the death of the transferor, it is uncertain whether the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes.

       STOCK AWARDS. Non-employee directors generally will recognize ordinary income with respect to stock awards at the time the shares of Common Stock are received in an amount equal to their fair market value. With respect to stock awards that are subject to a Deferral Period, absent a Section 83(b) Election, a non-employee director will recognize ordinary income at the conclusion of the Deferral Period, in an amount equal to the fair market value (on such date) of the shares of Common Stock. If a Section 83(b) Election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the fair market value of the shares of Common Stock as of that date. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply.

       REGULATION. The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

       OTHER INFORMATION. If stockholders approve the 2003 Non-Employee Director Plan at the Meeting, options to purchase an aggregate of 24,000 shares of Common Stock and stock awards of an aggregate of 4,000 shares of Common Stock are expected to be granted to non-employee directors immediately following the Meeting.

       The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to approve the 2003 Non-Employee Director Plan.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2003 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN.

                                   PROPOSAL #3

           APPROVAL OF THE SEACOR SMIT INC. 2003 SHARE INCENTIVE PLAN

       The Board is proposing for stockholder approval the SEACOR SMIT Inc. 2003 Share Incentive Plan (the "2003 Share Incentive Plan"). The 2003 Share Incentive Plan is intended to attract, retain and motivate highly competent key employees and consultants and further align their interests with those of the Company's other stockholders. As of the date of this Proxy Statement, there remained 8,355 shares of Common Stock available for delivery to participants under the 1996 Share Incentive Plan.

       The following summary describes the material features of the 2003 Share Incentive Plan but is not intended to be complete, and therefore the summary is qualified in its entirety by the 2003 Share Incentive Plan, a copy of which is attached to this Proxy Statement as ANNEX B.

SHARES AVAILABLE

       The maximum number of shares of Common Stock that may be delivered to participants under the 2003 Share Incentive Plan, subject to certain adjustments, is an aggregate of 1,000,000. In addition, any shares of Common Stock covered by a Benefit (defined below) granted under the 2003 Share Incentive Plan, which for any reason is cancelled, forfeited or expires or, in the case of a Benefit other than a stock option, is settled in cash, shall again be available for Benefits under the 2003 Share Incentive Plan.

ADMINISTRATION

       The 2003 Share Incentive Plan provides for administration by a committee of the Board of Directors appointed from among its members (the "Committee"), which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (1) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (2) "outside directors" within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the 2003 Share Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 2003 Share Incentive Plan and to make such determinations and interpretations and to take such action in connection with the 2003 Share Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select officers and other key employees of, and consultants to, the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.

ELIGIBILITY FOR PARTICIPATION

       Officers and key employees of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2003 Share Incentive Plan. The selection of participants from eligible persons is within the discretion of the Committee. The estimated number of officers and key employees who are eligible to participate in the 2003 Share Incentive Plan is approximately 50, and an estimate of the number of consultants who are eligible to participate in the 2003 Share Incentive Plan has not been made.

TYPES OF BENEFITS

       The 2003 Share Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units

(collectively, "Benefits"). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

STOCK OPTIONS

       Under the 2003 Share Incentive Plan, the Committee may grant awards in the form of options to purchase shares of Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options; however, no incentive stock option shall be issued to a participant in tandem with a non-qualified stock option. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price of the option. The exercise price will not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 2003 Share Incentive Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of a non-qualified stock option may be extended but no later than one year after the participant's death. The exercise of any option which remains exercisable after termination of employment will be subject to satisfaction of the conditions precedent that the holder thereof neither (1) competes with or takes other employment with or renders services to a competitor of the Company, its subsidiaries or affiliates without the consent of the Company nor (2) conducts himself or herself in a manner adversely affecting the Company.

STOCK APPRECIATION RIGHTS (SARS)

       The 2003 Share Incentive Plan authorizes the Committee to grant a SAR either in tandem with a stock option or independent of a stock option. A SAR is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee. SARs granted under the 2003 Share Incentive Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Committee shall impose from time to time.

STOCK AWARDS

       The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment or service within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

PERFORMANCE AWARDS

       The 2003 Share Incentive Plan allows for the grant of performance awards which may take the form of shares of Common Stock or Stock Units (defined below), or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment, over a period to be determined by the Committee, of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of performance awards upon such terms as the Committee deems appropriate.

STOCK UNITS

       The Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A "Stock Unit" means a notional account representing one share of Common Stock. The Committee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the 2003 Share Incentive Plan). Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units will be distributed to the participant (unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash, or partly in cash and partly in shares of Common Stock, equal to the value of the shares of Common Stock which would otherwise be distributed to the participant).

PERFORMANCE-BASED AWARDS

       Certain Benefits granted under the 2003 Share Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria: (1) net sales; (2) pretax income before allocation of corporate overhead and bonus; (3) budget; (4) earnings per share; (5) net income; (6) division, group or corporate financial goals; (7) return on stockholders' equity; (8) return on assets; (9) attainment of strategic and operational initiatives; (10) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (11) market share; (12) gross profits; (13) earnings before interest and taxes; (14) earnings before interest, taxes, depreciation and amortization; (15) economic value-added models and comparisons with various stock market indices; (16) reductions in costs; or (17) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. With respect to Performance-Based Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

OTHER TERMS

       The 2003 Share Incentive Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Committee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. In addition to the foregoing, other than with respect to ISOs, the Committee may permit the transferability of a Benefit by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such persons.

       Upon the grant of any Benefit under the 2003 Share Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Plan. The 2003 Share Incentive Plan terminates on April 3, 2013, and no Benefit will be granted after April 3, 2013. The Committee reserves the right to amend, suspend or terminate the 2003 Share Incentive Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any ISOs granted under the Plan; (ii) increase the aggregate number of Shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase the maximum amounts which can be paid to an individual participant under the Plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.

       The 2003 Share Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, if there is a Change in Control (as defined in the Plan) of the Company, Benefits that have not vested or become exercisable at the time of such Change in Control will immediately vest and become exercisable and all performance targets relating to such Benefits will be deemed to have been satisfied as of the time of such Change in Control; PROVIDED, HOWEVER, that: (i) any spin-off of a division or subsidiary of the Company to its stockholders, and (ii) any event that would otherwise constitute a Change in Control that the Board of Directors determines, in its sole discretion, not to be a Change in Control for purposes of the Plan, will not constitute a Change in Control. Furthermore, the Committee, in its sole discretion, may determine upon the occurrence of a Change in Control (without regard to any contrary determination by the Board of Directors) that each Benefit outstanding will terminate and each holder will receive: (i) an amount equal to the excess of the Fair Market Value of such Shares of Common Stock that are subject to Stock Options or SARs and that are then vested, over the exercise price thereof, and (ii) the Fair Market Value of Shares of Common Stock that are subject to a Stock Award or Stock Unit and that are then vested. Such amounts, in either case, may be paid in cash, property or a combination thereof.

       The Committee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the 2003 Share Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary. The following is not to be considered as tax advice to any persons who may be participants in the 2003 Share Incentive Plan, and any such persons are advised to consult with their own tax counsel.

       INCENTIVE STOCK OPTIONS. Incentive stock options ("ISOs") granted under the 2003 Share Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that
       (1) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (2) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (2) above, the ISO will be treated as an NSO (defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period--thereby making a "disqualifying disposition"--the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

       NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Non-qualified stock options ("NSOs") granted under the 2003 Share Incentive Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred following the exercise of an NSO or SAR (the "Deferral Period") for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the

       Company. Absent a Section 83(b) election (described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

       If the Committee permits an individual to transfer an NSO to a member or members of the individual's immediate family or to a trust for the benefit of such persons or other entity owned by such persons and such individual makes such a transfer and such transfer constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors including, without limitation, whether the NSO or a portion thereof has vested) then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's annual gift tax exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the individual's gift is the value of the NSO at the time of the gift. If the transfer of the NSO constitutes a completed gift and the individual retains no interest in or power over the NSO after the transfer, the NSO generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the NSO will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the NSO while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the NSO. If the transferee exercises the NSO after the death of the transferor, it is uncertain whether the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes.

       OTHER AWARDS. With respect to other Benefits under the 2003 Share Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the 2003 Share Incentive Plan that are settled in shares of Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture absent a written election pursuant to
       Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election"), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 2003 Share Incentive Plan will be subject to both wage withholding and other employment taxes. the Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

       DIVIDENDS AND DIVIDEND EQUIVALENTS. To the extent Benefits under the 2003 Share Incentive Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 2003 Share Incentive Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

       CHANGE IN CONTROL. In general, if the total amount of payments to an individual that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code), including payments under the 2003 Share Incentive Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

       CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, the Company believes that Stock Options, SARs and Performance-Based Awards granted under the 2003 Share Incentive Plan should qualify for the performance-based compensation exception to
       Section 162(m) of the Code; provided, however, that Performance-Based Awards granted after the Company's 2009 Annual Meeting of Stockholders will only qualify for such exception if the 2003 Share Incentive Plan is reapproved by the Company's stockholder at or prior to such meeting.

OTHER INFORMATION.

       If stockholders approve the 2003 Share Incentive Plan at the Meeting, the Company has agreed to grant options to purchase an aggregate of 23,750 shares of Common Stock will be granted to executive officers of the Company in two installments, on July 16, 2003 and October 15, 2003.

       The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to approve the SEACOR SMIT Inc. 2003 Share Incentive Plan.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2003 SHARE INCENTIVE PLAN.

NEW PLAN BENEFITS UNDER THE 2003 NON-EMPLOYEE DIRECTOR PLAN AND THE 2003 SHARE INCENTIVE PLAN

       The following table stock options and stock awards, to be received in 2003, will not be effective unless the stockholders approve the 2003 Non-Employee Director Plan and the 2003 Share Incentive Plan at the Meeting.

                                                             2003 NON-EMPLOYEE
                                                                DIRECTOR PLAN                  2003 SHARE INCENTIVE PLAN

                                                        DOLLAR VALUE        NUMBER OF        DOLLAR VALUE        NUMBER OF
                 NAME AND POSITION                         ($)(1)            UNITS(2)           ($)(3)            UNITS(4)
                 -----------------                      ------------        ---------        ------------        ---------
Charles Fabrikant, ............................
Chairman of the Board, President, and
Chief Executive Officer                                       -                  -                 -               15,000

Randall Blank, ................................
Chief Financial Officer, Executive Vice
President, and Secretary                                      -                  -                 -                3,750

Dick Fagerstal, ...............................
Sr. Vice President, Corporate
Development and Treasurer                                     -                  -                 -                5,000

Alice Gran, ...................................
Vice President and General Counsel                            -                  -                 -                  -

Rodney Lenthall, ..............................               -                  -                 -                  -
Vice President and President,
International Division

Executive Officer Group .......................               -                  -                 -               23,750

Non-Executive Director Group ..................            980,000             28,000              -                  -

Non-Executive Officer Employee Group ..........               -                  -                 -                  -


(1) The dollar value shown relates only to shares of Common Stock to be granted pursuant to stock awards and is based on the closing price of Common Stock on March 31, 2003, which was $35.00 per share. No value is ascribed to grants of stock options, as such value is not determinable.

(2) Includes total number of shares of Common Stock to be granted to all non-employee directors as a group in 2003 under the 2003 Non-Employee Director Plan pursuant to stock awards and stock options.

(3) No value is ascribed to grants of stock options, as such value is not determinable.

(4) Includes number of shares of Common Stock to be granted to employees in 2003 under the 2003 Share Incentive Plan pursuant to stock options. Because awards under the 2003 Share Incentive Plan are in the discretion of the Compensation Committee, any additional awards to be received are not determinable.

                      EQUITY COMPENSATION PLAN INFORMATION

       The following table sets forth information as of December 31, 2002 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's stockholders.

                                                                                                Number of securities remaining
                                    Number of securities to be                                   available for future issuance
                                      issued upon exercise of      Weighted-average exercise       under equity compensation
                                       outstanding options,           price of outstanding        plans (excluding securities
                                        warrants and rights       options, warrants and rights     reflected in column (a))
                                    --------------------------    ----------------------------  ------------------------------
          PLAN CATEGORY                         (a)                           (b)                             (c)
          -------------

Equity compensation
   plans approved by
   security holders......                     657,895                       $28.27                          153,040

Equity compensation
   plans not approved
   by security
   holders...............                        -                             -                               -

Total....................                     657,895                                                       153,040


                                 PROPOSAL NO. 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board recommends that stockholders ratify the appointment of Ernst & Young LLP ("Ernst & Young"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2003. The appointment of Ernst & Young was recommended to the Board by its Audit Committee. Ernst & Young served as independent auditor for the Company for the fiscal year ended December 31, 2002.

       Representatives of Ernst & Young will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

       The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Ernst & Young.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

CHANGE IN ACCOUNTANTS

       On June 25, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditor, and engaged Ernst & Young as its new independent auditor for 2002, effective immediately. The decision to dismiss Arthur Andersen was approved by the Company's Audit Committee.

       The reports of Arthur Andersen on the Company's financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       During the year ended December 31, 2001 and through June 25, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference thereto in its report on the financial statements for such periods.

       During the year ended December 31, 2001 and through June 25, 2002, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v) of Regulation S-K.

       The Company requested that Arthur Andersen furnish a letter addressed to the Securities Exchange Commission stating its agreement with the statements set forth above. A copy of such letter, dated June 26, 2002, was filed as Exhibit
16.1 to the Company's Current Report on Form 8-K, filed with the Securities Exchange Commission on July 1, 2002.

       During the year ended December 31, 2001 and through June 25, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

       The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by Arthur Andersen for services rendered through June 25, 2002, and the Company's principal accounting firm, Ernst & Young LLP:

                                               Paid to           Paid to
                                           Arthur Andersen     Ernst & Young
                                           ---------------     -------------

o  Audit Fees:                                 $ 7,000           $ 275,000
o  Financial Information Systems               $     -           $       -
   and Design and Implementation Fees:
o  All Other Fees:                             $     -           $  51,000


       AUDIT FEES (aggregate $282,000). This category includes the fees for quarterly review of interim financial statements by Arthur Andersen, and the examination by Ernst & Young of the Company's consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements, and the preparation by Ernst & Young of an annual "management letter" on internal control matters.

       ALL OTHER FEES ($51,000). This category consists of fees paid to Ernst & Young for audit-related services ($36,000), and other services ($15,000). Audit-related services are closely related to the financial audit process and primarily consist of statutory audits required by non-U.S. jurisdictions; audits of the Company's benefit plans; audits of vendors, licensees and customers to confirm that contract terms of pricing and payment are being met; internal control advisory services; work on registration statements filed with the U.S. Securities and Exchange

Commission; and related accounting advice. Other services are services provided by Ernst & Young to review state income and franchise tax returns.

       The Company did not use Arthur Andersen and does not use Ernst & Young for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements, are provided internally or by other service providers. The Company does not engage Ernst & Young to provide compliance outsourcing services.


                                  OTHER MATTERS

OTHER ACTIONS AT MEETING

       The Board does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

LIMITATION ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; REMOVAL OF DIRECTORS; VACANCIES

       The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or (iii) be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

       The By-laws also provide that directors of the Company can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

STOCKHOLDER NOMINATION OF DIRECTORS

       The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure.

       Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

RESTRICTIONS ON FOREIGN OWNERSHIP OF COMMON STOCK AND RELATED MATTERS

       The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act", and collectively with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

       Generally, the Acts require that vessels engaged in U.S. coastwise trade must be owned by citizens of the U.S. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined were to own more than 25% of the Common Stock, the Company would not (until such Foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Restated Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either "foreign" or "domestic," depending on the citizenship of the owner. The Restated Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by non-U.S. citizens. Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

                                  ANNUAL REPORT

       A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement and should be read in conjunction herewith.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

       Stockholder proposals to be presented at the 2004 Annual Meeting must be received by the Company on or before December 9, 2003 for inclusion in the proxy statement and proxy card relating to the 2004 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Secretary, SEACOR SMIT Inc., 11200 Richmond Avenue, Houston, Texas 77082.

       As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 1 of the Amended and Restated By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.

                                       For the Board of Directors


                                       /s/ Randall Blank
                                       Randall Blank
                                       Secretary

                                     ANNEX A

                                SEACOR SMIT INC.

                 2003 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

1. PURPOSE. The SEACOR SMIT Inc. Non-Employee Director Share Incentive Plan (the "Plan") is intended (i) to provide incentives that will attract, retain and motivate highly competent persons as non-employee directors of SEACOR SMIT Inc. (the "Company"), and (ii) to assist in further aligning the interests of the Company's non-employee directors with those of its other stockholders, by providing non-employee directors with opportunities to acquire shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock") pursuant to the Benefits (as defined below) described herein.

2. ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company (the "Board") or a committee appointed by the Board from among its members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

       The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3. PARTICIPANTS. Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") shall be eligible to participate in the Plan.

4. TYPE OF BENEFITS. Benefits under the Plan shall be granted in a combination of (a) Stock Options and (b) Stock Awards (each as described below, and collectively, the "Benefits"). Benefits may be evidenced by agreements (which need not be identical) in such forms as the Board may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.     COMMON STOCK AVAILABLE UNDER THE PLAN.

       (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 8 hereof, the maximum number of shares of Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 150,000 shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Stock Option granted under the Plan, which is forfeited, is canceled, or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

       (b) If any Stock Option is exercised by tendering shares of Common Stock to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

6.     ANNUAL STOCK OPTIONS.

       (a) GRANT. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan (commencing with the 2003 Annual Meeting of Stockholders scheduled to be held on May 14,
              2003), each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically a stock option to purchase 3,000 shares of Common Stock (subject to adjustments made in accordance with Section 8 hereof) (a "Stock Option"). Stock Options are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Any Non-Employee Director entitled to receive Stock Options pursuant to the Plan may elect to decline such Stock Options.

       (b) EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined in Section 12 hereof) of a share of Common Stock on the date of grant (subject to adjustments made in accordance with Section 8 hereof).

       (c) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

       (d)    EXERCISE PERIOD.

              (i) GENERAL. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable at any time following the earlier to occur of (a) the first anniversary of the date of grant and (b) the date of the first annual meeting of the stockholders of the Company that occurs after the date of grant, provided that the Non-Employee Director continues to serve as a director of the Company on such date; provided, however, that any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company (as defined in Section 8(b) hereof), as and to the extent provided in Section 8(b) hereof, (B) the termination of the service of a Non-Employee Director as a director as a result of disability (as defined in Section 22(c)(3) of the Code) or (C) the death of the Non-Employee Director. Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan or later pursuant to Section 6(d)(iii) hereof.

              (ii) TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's service as a director of the Company is terminated, any Stock Option previously granted to such Non-Employee Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

                     (a) if the service of a Non-Employee Director holding an outstanding Stock Option is terminated by reason of
                            (i) such a Non-Employee's disability (as defined in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, (iii) failure of the Company to nominate for re-election such Non-Employee who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Stock Option shall terminate and no longer be exercisable), or (iv) the failure of such Non-Employee Director to be re-elected by Stockholders following nomination by the Company, such Stock Option shall, to the extent not previously exercised, remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement, failure of the Company to nominate for re-election such Non-Employee Director who is otherwise eligible (subject to the exceptions referred to in clause
                            (iii) above), or failure of such Non-Employee Director to be re-elected by Stockholders following nomination by the Company, and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

              (iii) EXTENSION OF TERM. The term of exercise of all outstanding Stock Options held by a Non-Employee Director that have a remaining term of less than one (1) year on the date of such Non-Employee Director's death shall automatically be extended to the first anniversary of the date of death.

7. ANNUAL STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall be granted the right to receive 500 shares of Common Stock (a "Stock Award"), such shares to be delivered to such Non-Employee Director in four (4) equal installments as follows: 125 shares on the date of such Annual Meeting (or, in the case of the 2003 Annual Meeting, the "Effective Date" as defined in Section 17 hereof) and 125 shares on the dates that are three (3) months, six (6) months and nine (9) months thereafter or, if any such date is not a business day, the next succeeding business day (each such installment of shares, until the delivery date therefor, being referred to as an "Unvested Stock Award"); provided, however, if a Non-Employee Director's service as a director of the Company terminates for any reason, any and all Unvested Stock Awards shall terminate and become null and void.

8.     ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

       (a) If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Award (including any Unvested Stock Award) such that each such Stock Option and Stock Award shall thereafter be exercisable or vested and deliverable for such, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option and Stock Award had such Stock Option and Stock Award been exercised or vested and delivered in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director's rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options and Stock Awards (including Unvested Stock Awards), and the exercise price applicable to outstanding Stock Options.

       (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all Unvested Stock Awards shall immediately become vested and deliverable, as the case may be. For purposes of this Section 8(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

              (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

              (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

              (iii)  Common Stock shall cease to be publicly traded; or

              (iv) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

              (v) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in
                     Section 8(b)(ii) or (iii) above, and such transaction shall have been consummated.

              Notwithstanding the foregoing, none of the following shall constitute a Change in Control of the Company: (A) any spin-off of a division or subsidiary of the Company to its stockholders; or
              (B) any event listed in (i) through (v) above that the Board determines not to be a Change in Control of the Company.

       (c)    For purposes of Section 8(b), "Continuing Directors" shall mean
              (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

       (d) The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of
              Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

9. NONTRANSFERABILITY. Stock Options and the right to receive Unvested Stock Awards granted under the Plan to a Non-Employee Director shall not be transferable otherwise except, in the case of Stock Options, by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director. In the event of the death of a Non-Employee Director, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death and by such persons as set forth in Section 6 above. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option may permit the transferability of any such Stock Option by a Non-Employee Director solely to the Non-Employee Director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option.

10. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other Non-Employee Director) as the Board determines appropriate.

11. ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under this Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of Benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

12. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Common Stock.

13. TENURE. A Non-Employee Director's right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

14. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15. AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Unvested Stock Awards without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

16. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

17. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan shall become effective at 5:00 p.m., New York City time, on the fifth business day after the date of the Company's 2003 Annual Meeting of Stockholders (the "Effective Date"), if the Plan is approved by a vote of the Stockholders of the Company at such Annual Meeting. If the Plan is not so approved, the Plan shall be of no force or effect. If so approved, the Plan shall terminate following the delivery of shares in respect of all Stock Awards granted on the date of the Company's 2007 Annual Meeting of Stockholders (the "Termination Date"), unless sooner terminated in accordance with its terms.

                                     ANNEX B

                                SEACOR SMIT INC.

                            2003 SHARE INCENTIVE PLAN

1. PURPOSE. SEACOR SMIT Inc. 2003 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, SEACOR SMIT Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's officers, key employees and consultants to those of its other stockholders.

2.     ADMINISTRATION.

       (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

       (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has so delegated duties, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. PARTICIPANTS. Participants will consist of such officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in
       Section 11 below. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.     COMMON STOCK AVAILABLE UNDER THE PLAN.

       (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be 1,000,000 shares of Common Stock (subject to adjustments made in accordance with Section 13 hereof), which may be authorized and unissued or treasury shares.

       (b) Any shares of Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The preceding sentence shall apply only for the purposes of determining the aggregate number of shares of Common Stock subject to Benefits and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 5(d) the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted or measured to an individual participant under the Plan.

       (c) If any shares of Common Stock are tendered to the Company, either actually or by attestation or withholding, as full, or partial payment of the exercise price or any tax withholding in connection with the exercise of a Stock Option or Stock Appreciation Right or the vesting of any other Benefit granted under this Plan or any prior plan of the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock subject to Benefits that are available for delivery under the Plan. Further, shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not decrease the number of shares of Common Stock subject to Benefits and shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 5(d) the maximum number of shares of Common Stock (x) with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted or measured to an individual participant under the Plan or (y) that may be delivered through Stock Options under the Plan.

       (d) The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan, and the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 1,000,000 shares of Common Stock (in each case, subject to adjustments made in accordance with Section 13 hereof).

6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

       (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

       (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

       (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

       (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

       (e) POST-EMPLOYMENT EXERCISES. In addition to any other conditions to which the participant is subject, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

7.     STOCK APPRECIATION RIGHTS.

       (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

       (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Appreciation Right at the date of grant.

       (c) The exercise of any Stock Appreciation Right after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

8. STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment or service within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.     PERFORMANCE AWARDS.

       (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. With respect to those Performance Awards that are intended to constitute Performance-Based Awards, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

       (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

       (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10.    STOCK UNITS.

       (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the award agreement shall specify. Stock Units may constitute Performance-Based Awards. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

       (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such Stock Unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

       (c) Prior to the year with respect to which a Stock Unit may vest, the Committee may, in its discretion, permit a participant to elect not to receive shares of Common Stock and/or cash, as applicable, upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock and/or cash, as applicable, pursuant to the agreement of deferral.

       (d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units at the time or times specified by the Committee or as the award agreement shall specify.

11. PERFORMANCE-BASED AWARDS. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards shall be based on one or more business criteria that apply to the individual participant, one or more business units of the Company as a whole. The business criteria shall be as follows, individually or in combination, adjusted in such manner as the Committee shall determine:
       (i) net sales; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) division, group or corporate financial goals; (vii) return on stockholders' equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (xi) market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models and comparisons with various stock market indices; (xvi) reductions in costs; or (xvii) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards,
       (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

12. FOREIGN LAWS. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this
       Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.    ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

       (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

       (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied as of the time of such Change in Control. For purposes of this Section 13(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

              (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

              (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

              (iii) The Company's Common Stock shall cease to be publicly traded; or

              (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

              (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in
                     Section 13(b)(ii) or (iii) above, and such transaction shall have been consummated.

              Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (v) above that the Board of Directors determines, in its sole discretion, not to be a Change in Control of the Company for purposes of the foregoing provision of this Plan as to vesting, shall not constitute a Change in Control of the Company.

              For purposes of this Section 13(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

              The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company (without regard to any contrary determination by the Board of Directors under paragraph (B) above), each Benefit outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive (i) with respect to each share of Common Stock that is subject to a Stock Option or a Stock Appreciation Right and is then vested, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right (as the case may be) and (ii) with respect to each share of Common Stock that is subject to a Stock Award or Stock Unit and is then vested, the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16 of the Exchange Act and no exception from liability under Section 16 of the Exchange Act is otherwise available to such holder.

14. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such Stock Option or Stock Appreciation Right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the termination of any Benefit and the forfeiture of any gain realized in respect of a Benefit upon the occurrence of certain activity by the participant that is harmful to the Company, for the acceleration of exercisability or vesting of Benefits or the payment of the value of Benefits in the event that the control of the Company changes (including, without limitation, a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment (including, without limitation, any restrictions on the ability of the participant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.

16. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

17. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

18. TENURE. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, consultant or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

19. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

20. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase the maximum amounts which can be paid to an individual under the Plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.

22. CANCELLATION AND NEW GRANT OF OPTIONS, ETC. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Stock Options under the Plan and the grant in substitution therefor of new Stock Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Stock Options or (ii) the amendment of the terms of any and all outstanding Stock Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Stock Options.

23. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to its choice-of-law provisions.

24.    EFFECTIVE DATE AND TERMINATION DATE.

       (a) The Plan shall be effective as of April 4, 2003, the date on which the Plan was adopted by the Board of Directors (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

       (b) This Plan shall terminate on April 3, 2013 (unless sooner terminated by the Committee).

PROXY                                                                      PROXY


    SEACOR SMIT INC., 11200 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77082

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 2003

       The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR SMIT Inc. (the "Company") dated April 4, 2003 and Annual Report for the fiscal year ended December 31, 2002, hereby appoints and constitutes Messrs. Charles Fabrikant and Randall Blank, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 14, 2003, and at any adjournments thereof (the "Annual Meeting"), as follows:

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                SEACOR SMIT INC.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

                                SEACOR SMIT INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]


The Board of Directors recommends a vote FOR items 1, 2, and 3, and 4.

If no direction is made, this proxy will be voted FOR all management nominees listed and FOR Item 2 (Approval of the SEACOR SMIT Inc. 2003 Non-Employee Director Share Incentive Plan), FOR Item 3 (Approval of the SEACOR SMIT Inc. 2003 Share Incentive Plan), and FOR Item 4 (Ratification of Appointment of Independent Auditors).

                                                                                                      For     Withhold      For All
                                                                                                      All       All         Except
          1.    ELECTION OF DIRECTORS--
                NOMINEES:  01-Charles  Fabrikant,  02- Michael E.  Gellert,  03-Stephen Stamas,       / /       / /           / /
                04-Richard M.  Fairbanks,  III,  05-Pierre de  Demandolx,  06-Andrew R.  Morse,
                07-John C. Hadjipateras, 08-James A. F. Cowderoy, 09-Oivind Lorentzen

                INSTRUCTIONS:  To  withhold  authority  to vote for any one or more  management nominee, write the nominee's name.

                                                                                                      For     Against       Abstain
          2.    Approval of the SEACOR SMIT Inc. 2003 Non-
                Employee Director Share Incentive Plan                                                / /       / /           / /

                                                                                                      For     Against       Abstain
          3.    Approval of the SEACOR SMIT Inc. 2003 Share
                Incentive Plan                                                                        / /       / /           / /

                                                                                                      For     Against       Abstain
          3.    Ratification of the appointment of Ernst & Young LLP as independent
                auditors for 2003                                                                     / /       / /           / /

          In their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for the Annual Meeting.

PROXY

         Dated: _____________________________________________________, 2003

         Signature(s)__________________________________________________________

                     __________________________________________________________
                     Please sign name as it appears hereon. When signed as attorney, executor, trustee or guardian, please add capacity in which signed. For joint- or co-owner, each owner should sign.

                     This Proxy, when properly executed, will be voted by the manner directed therein by the undersigned. If no direction is made, this Proxy will be voted FOR all management nominees listed.

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                              FOLD AND DETACH HERE
                             YOUR VOTE IS IMPORTANT!
      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.